Exhibit 10.3

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (the “Agreement”) is dated this 3rd day of August, 2018, and is entered into by and between Cherokee Inc., a Delaware corporation (the “Company”), and each of the holders of a Participation (defined below) listed on Schedule I hereto (each, a “Purchaser”).

WHEREAS, the Company and Gordon Brothers Finance Company, as agent (in such capacity the “Senior Agent”) for itself and other Secured Parties (as defined in the Senior Credit Agreement referred to below) (each individually, a “Senior Creditor” and collectively, the “Senior Creditors”), among others, have entered or concurrently will enter, into a Financing Agreement dated as of August 3, 2018 (the “Senior Credit Agreement”);

WHEREAS, the loans made under the Senior Credit Agreement will be used to refinance in part obligations outstanding under that certain Financing Agreement (the “Existing Facility”), dated as of December 7, 2016 (as amended) entered into by the Company, Cerberus Business Finance, LLC, a Delaware limited liability company (“Cerberus”), as administrative agent and collateral agent, and the lenders from time to time party thereto;

WHEREAS, the Purchasers have heretofore purchased junior participations in the Existing Facility (the “Participations”) in the corresponding aggregate principal amount set forth on Schedule I.

WHEREAS, in order to fully retire the Existing Facility concurrently with the entry by the Company into the Senior Credit Agreement, Company and the Purchasers have agreed to exchange the Participations for replacement instruments issued directly by Company on substantially equivalent terms and conditions as the Participations.  The replacement instruments shall consist of those certain Subordinated Exchange Note(s), dated as of the date hereof, made by Company in favor of each Purchasers or their designees, in the corresponding aggregate original principal amounts set forth on Schedule I (the “Notes”, and together with accrued and unpaid interest and reimbursable expenses, the “Obligations”);

WHEREAS, the Obligations are secured by liens on that portion of the Collateral in which the U.S. Loan Parties (defined in the Senior Credit Agreement) have an interest pursuant to a Pledge and Security Agreements, identical in all material respects, dated as of even date herewith made by the Company and its Subsidiaries (defined below) that are party thereto in favor of the Purchasers (collectively without differentiation the “Security Agreement”);

WHEREAS, payment and performance of the Obligations is guaranteed by the Subsidiaries of Company that are party thereto pursuant to Guaranties dated as of even date herewith made by the subsidiaries of the Company that are party thereto in favor of each of the Purchasers (the collectively without differentiation the “Guaranty” and collectively with the Notes and the Security Agreement, each in form and substance acceptable to the Purchasers, the “Exchange Documents”);

WHEREAS, Company and each of the Purchasers acknowledges that Section 4.1 of this Agreement is for the exclusive benefit of Cove Street Capital and that no other Purchaser party hereto or any successor or assign thereof shall have any rights under, or be a party, to Section 4.1 of this Agreement; and

WHEREAS, in reliance upon the representations made by the Purchasers and the Company in this Agreement, the transactions contemplated by this Agreement are such that the offer and sale of securities by the Company under this Agreement will be exempt from registration under applicable United States securities laws as a result of the Exchange being undertaken pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D promulgated thereunder.

NOW, THEREFORE, in consideration of the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Purchaser hereby agree as follows:

Section 1.Exchange.  Subject to and upon the terms and conditions set forth in this Agreement, the Purchasers agree to exchange with the Company, and the Company agrees to exchange with the Purchasers, one or more Notes in favor of each Purchaser or its designees and the other Exchange Documents (such transaction, the “Exchange”) in the aggregate principal amount set for on Schedule I in exchange for surrender of the Participations by the Purchasers to the Company and delivery by the Purchasers of cash equal to the aggregate principal amount set for on Schedule I (collectively, the “Exchange Consideration”).  The Exchange Documents shall be in the form of EXHIBIT A hereto.

1.1Closing.  On the Closing Date (as defined below), upon the terms and subject to the conditions set forth herein, the Company agrees to deliver the Exchange Documents to Purchaser in exchange for the Exchange Consideration and the Purchaser agrees to exchange the Exchange Consideration for the Exchange Documents.  The closing of the Exchange (the “Closing”) shall occur on August 3, 2018, or on such other date as the parties may mutually agree in writing (the “Closing Date”).  The Notes issuable at the Closing shall bear a restrictive legend as follows:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS AND MAY BE OFFERED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, TRANSFERRED OR OTHERWISE DISPOSED OF (EACH, A “TRANSFER”) ONLY IF SUCH SECURITIES ARE REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR IF SUCH TRANSFER IS MADE PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH STATE SECURITIES LAWS AFTER PROVIDING AN OPINION OF COUNSEL TO SUCH EFFECT.

1.2Section 4(a)(2).  Assuming the accuracy of the representations and warranties of each of the Company and the Purchasers set forth in Section 2 and Section 3, respectively, the parties acknowledge and agree that the purpose of such representations and warranties is, among other things, to ensure that the Exchange qualifies as a sale of securities under Section 4(a)(2) of the Securities Act.

1.3Deliveries.

(a)On or prior to the Closing Date, the Company shall deliver or cause to be delivered to the Purchasers:

(i)the Exchange Documents, fully executed by all parties thereto and in full force and effect; and

(ii)The Registration Rights Agreement in the form attached hereto as EXHIBIT B (the “Registration Rights Agreement”), fully executed by the Company.

(b)On or prior to the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company the following:

(i)A written cancellation of such Purchaser’s Participation;

(ii)The cash portion of the Exchange Consideration, if any, payable by such Purchaser by wire transfer in immediately available funds to the account specified by the Company; and

(iii)The Registration Rights Agreement, fully executed by such Purchaser.

1.4Transaction Fee.  As further consideration for the Exchange and in addition to the Exchange Consideration, no later than five (5) business days after the Closing Date, the Company shall pay in cash (i) a transaction fee of $28,571 to Cove Street Capital Small Cap Value Fund, (ii) a transaction fee of $21,429 to Square Deal Growth, LLC, and (iii) a transaction fee of $50,000 to Ravich Revocable Trust of 1989.

Section 2.Representations and Warranties of the Company.  The Company hereby represents and warrants to each Purchaser, as of the date of this Agreement and as of the Closing Date, that:

2.1Organization and Qualification.  The Company and each majority-controlled subsidiary of the Company (collectively, the “Subsidiaries”) is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company, nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not reasonably be expected to result in:  (a) a material adverse effect on the legality, validity or enforceability of this Agreement, the

Notes, the Officer’s Certificate or the Registration Rights Agreement (collectively, the “Exchange Documents”), (b) a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (c) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Exchange Document (any of (a), (b) or (c), a “Material Adverse Effect”), and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.  For purposes of this Agreement, a “controlled subsidiary of the Company” is a subsidiary of the Company for which the Company has the power to vote or direct the voting of a majority of the outstanding voting power, or for which the Company has the power to elect a majority of the members of the board of directors or similar governing body, in either case as of the date of this Agreement.

2.2Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Exchange Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of this Agreement and each of the other Exchange Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company, and no further action is required by the Company, the Board or the Company’s stockholders in connection herewith or therewith.  This Agreement and each other Exchange Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

2.3[Reserved].

2.4No Conflicts.  The execution, delivery and performance by the Company of this Agreement and the other Exchange Documents to which it is a party, the issuance of the Notes and the consummation by it of the transactions contemplated hereby and thereby do not and will not:  (a) conflict with or violate any provision of the Notes, the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (b) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any options, contracts, agreements, liens, security interests, or other encumbrances (“Liens”) upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (c) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (b) and (c), such as would not have or reasonably be expected to result in a Material Adverse Effect.

2.5Acknowledgment Regarding the Exchange.  The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s length third party with respect to this Agreement and the transactions contemplated hereby.  The Company also acknowledges that it is not relying on any advice or representation of the Purchaser in connection with entering into this Agreement or the transactions contemplated hereunder other than the representations made by the Purchaser in this Agreement.  The Company further acknowledges the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby, and any advice given by the Purchaser or any of its respective representatives or agents in connection with this Agreement is merely incidental to the Exchange.  None of the Company, any of its Affiliates or any person acting on its or their behalf has conducted any general solicitation (as that term is used in Rule 502(c) of Regulation D) or general advertising with respect to any of the Notes, or made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Notes under the Securities Act.

2.6SEC Reports; Financial Statements.  The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) of the Exchange Act, for the two years preceding the date of this Agreement (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”).  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Securities Exchange Commission (the “SEC”) with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles in the United States applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.  As of the date of this Agreement, there are no outstanding or unresolved comments received from the staff of the SEC with respect to the SEC Reports.

2.7Subsidiaries.  All of the direct and indirect subsidiaries of the Company are set forth in the SEC Reports.  The capital stock or other equity interests of each Subsidiary that are owned by the Company are owned by the Company free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary of the Company that are owned by the Company are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

2.8[Reserved]

2.9Material Changes; Undisclosed Events, Liabilities or Developments.  Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date of this Agreement:  (a) there has been no event, occurrence or development that has had or that would reasonably be expected to result in a Material Adverse Effect, (b) the Company has not incurred any liabilities (contingent or otherwise) other than (i) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, and (ii) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the SEC, (c) the Company has not altered its method of accounting, (d) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (e) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans.  Except for the issuance of the Notes contemplated by this Agreement and the entry into the Senior Credit Agreement and the transactions related thereto, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed prior to the date that this representation is made.

2.10Litigation.  Except as disclosed in the SEC Reports, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (a) adversely affects or challenges the legality, validity or enforceability of any of the Exchange Documents, (b) adversely affects or imposes any liabilities on the Purchaser or any of its Affiliates with respect the Notes, or (c) would, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.  Except as disclosed in the SEC Reports, none of the Company, any Subsidiary, or any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  To the knowledge of the Company, there is no pending or contemplated investigation by the SEC involving the Company or any current or former director or officer of the Company.  The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

2.11Compliance.  Except as disclosed in the SEC Reports, neither the Company nor any Subsidiary:  (a) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received any notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (b) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority, or (c) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, anti-corruption, anti-money laundering, SEC reporting, occupational health and safety, product quality and safety and employment and labor matters (collectively, “Laws”), except in each case as would not have, or reasonably be expected to result in, a Material Adverse Effect.  The Company holds all material licenses, franchises, permits, certificates, approvals and authorizations from each governmental body, or required by Laws or any governmental body to be obtained, in each case necessary for the lawful conduct of its business and operations as currently conducted (collectively, “Permits”).  The Company is in compliance in all material respects with the terms of all Permits.  To the Company’s knowledge, it has not received written notice since April 19, 2018 (the date of filing the Company’s most recent Annual Report on Form 10-K) to the effect that a governmental body (i) claimed or alleged that the Company was not in compliance with all Laws applicable to the Company, any of its properties or other assets or any of its business or operations other than as previously disclosed to the Purchaser in writing, or (ii) was considering the amendment, termination, revocation or cancellation of any Permit.  The consummation of the transactions contemplated hereby, in and of itself, will not cause the revocation or cancellation of any Permit.

2.12Certain Fees.  No brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiaries to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Exchange Documents.

2.13Investment Company.  The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Notes, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.  The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

2.14Disclosure.  All of the disclosure furnished by or on behalf of the Company to the Purchaser regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.  The Company acknowledges and agrees that the Purchaser makes no, nor has made any, representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.

2.15Taxes.  The Company and the Subsidiaries have filed all federal, state, local and foreign tax returns that have been required to be filed and paid all taxes shown thereon through the date of this Agreement, to the extent that such taxes have become due and are not being contested in good faith, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.  Except as disclosed in the SEC Reports, no tax deficiency has been determined adversely to the Company or any Subsidiary which has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.  The Company has no knowledge of any federal, state or other governmental tax deficiency, penalty or assessment which has been or might be asserted or threatened against it which would reasonably be expected to have a Material Adverse Effect.

2.16Intellectual Property.  The Company and the Subsidiaries own or possesses or have valid right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and similar rights (“Intellectual Property”) necessary for the conduct of the business of the Company and its subsidiaries as currently carried on, except as such failure to own, possess, license or acquire such rights has not had and would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect.  To the knowledge of the Company, no action or use of such Intellectual Property by the Company or any of its subsidiaries gives rise to any infringement or misappropriation of the Intellectual Property of others. Neither the Company nor the Subsidiaries has received any notice, or has actual knowledge of any pending notice, in each case alleging any such infringement.

2.17Disclosure Controls.  The Company maintains systems of internal accounting controls designed to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (c) access to assets is permitted only in accordance with management’s general or specific authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as disclosed in the SEC Reports, the Company is not aware of any material weakness in its internal control over financial reporting.  Since the date of the latest audited financial statements of the Company included within the SEC Reports, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.  The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15 and 15d-15) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company and the Subsidiaries is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, is being prepared.  The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of a date within 90 days prior to the filing date of the Annual Report on Form 10-K for the fiscal year most recently ended (such date, the “Evaluation Date”).  The Company presented in its Annual Report on Form 10-K for the fiscal year most recently ended the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the most recent Evaluation Date.  Since the most recent Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Securities Act) or, to the Company’s knowledge, in other factors that would significantly adversely affect the Company’s internal controls.

2.18No “Bad Actor” Disqualifying Events.  No “Bad Actor” disqualifying event described in Rule 506(d)(1)(i) to (viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable; provided that, for purposes of this representation and warranty, the Company relied exclusively on completed and executed questionnaires delivered to the Company by its directors and executive officers and beneficial owners of twenty percent (20%) or more of the Company’s outstanding voting equity securities.

2.19Foreign Corrupt Practices Act.  None of the Company, the Subsidiaries, or, to the knowledge of the Company, any agent or other person acting in the course of its actions on behalf of the Company or the Subsidiaries, has, directly or indirectly, (i) used any corporate funds, or will use any proceeds from the sale of the Notes, for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful influence payment to foreign or domestic government officials or to any foreign or domestic political parties or campaigns from corporate funds, or (iii) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder which was or is applicable to the Company or any of the Subsidiaries.

2.20Compliance with Anti-Money Laundering Laws.  The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, but not limited to, those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the USA Patriot Act of 2001 and the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), the Company has in place policies and procedures reasonably designed to ensure that its and its Subsidiaries’, if any, operations will continue to be conducted in compliance with all applicable Money Laundering Laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or the Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

2.21Sarbanes-Oxley Act.  The Company is in compliance in all material respects with any and all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

2.22Application of Takeover Protections.  The Company and the Board have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested stockholder, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation, Bylaws or other organizational documents or the laws of the jurisdiction of its formation which is or could become applicable to the Purchaser as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Notes and the Purchaser’s ownership of the Notes.

2.23Insurance.  The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the business in which the Company is engaged.  The Company has not been refused any insurance coverage sought or applied for, the refusal of which would reasonably be expected to have a Material Adverse Effect.  The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

2.24Title.  The Company has marketable title to all personal property owned by it which is material to the business of the Company, in each case free and clear of all Liens except for Liens which do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company.  Any real property and facilities held under material lease by the Company are held by it under valid and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company.

Section 3.Representations and Warranties of each Purchaser.  Each Purchaser represents and warrants to the Company solely on its own behalf and not with respect to any other Purchaser, as of the date of this Agreement and as of the Closing Date, that:

3.1No Public Sale or Distribution.  The Purchaser and its designees are acquiring the Notes in the ordinary course of business for their own accounts and not with a view toward, or for resale in connection with, the public sale or distribution thereof.  The Purchaser does not presently have any agreement or understanding, directly or indirectly, with any person not managed or advised by Purchaser to distribute, or transfer any interest or grant participation rights in the Notes.

3.2Accredited Investor Status.  The Purchaser is an “accredited investor” as that term is defined in Rule 501 of Regulation D under the Securities Act.

3.3Reliance on Exemptions.  The Purchaser understands that the Exchange is being made in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to complete the Exchange and to acquire the Notes.

3.4Information.  The Purchaser has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the Exchange which have been requested by the Purchaser.  The Purchaser has been afforded the opportunity to ask questions of the Company.  Neither such inquiries nor any other due diligence investigations conducted by the Purchaser or its representatives shall modify, amend or affect the Purchaser’s right to rely on the Company’s representations and warranties contained herein.  The Purchaser acknowledges that all of the documents filed by the Company with the SEC under Sections 13(a), 14(a) or 15(d) of the Exchange Act that have been posted on the SEC’s EDGAR site are available to the Purchaser.

3.5Risk.  The Purchaser understands that its investment in the Notes involves a high degree of risk.  The Purchaser is able to bear the risk of an investment in the Notes including, without limitation, the risk of total loss of its investment.  The Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the Exchange.  The Purchaser is not relying on any advice or representation of the Company in connection with entering into this Agreement or the Registration Rights Agreement or the transactions contemplated hereunder or thereunder (other than the representations made by the Company in this Agreement) and has not received from the Company any assurance or guarantee as to the merits (whether legal, regulatory, tax, financial or otherwise) of entering into this Agreement or the Registration Rights Agreement or the performance of the Purchaser’s obligations hereunder or thereunder.

3.6No Governmental Review.  The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement in connection with the Exchange or the fairness or suitability of the investment in the Notes.

3.7Organization; Authorization.  The Purchaser is duly organized, validly existing and in good standing under the laws of jurisdiction of its incorporation or organization and has the requisite organizational power and authority to enter into and perform its obligations under this Agreement and the Registration Rights Agreement.

3.8Validity; Enforcement.  This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of the Purchaser and constitute the legal, valid and binding obligations of the Purchaser enforceable against the Purchaser in accordance with their terms.  The execution, delivery and performance of this Agreement and the Registration Rights Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby and thereby will not result in a violation of the organizational documents of the Purchaser.

3.9Prior Investment Experience.  The Purchaser acknowledges that it has prior investment experience, including investment in securities of the type being sold, including the Notes, and has read all of the documents furnished or made available by the Company to it and is able to evaluate the merits and risks of such an investment on its behalf, and that it recognizes the highly speculative nature of this investment.

3.10Tax Consequences.  The Purchaser acknowledges that the Company has made no representation regarding the potential or actual tax consequences for the Purchaser that will result from entering into this Agreement and from consummation of the Exchange.  The Purchaser acknowledges that it bears complete responsibility for obtaining adequate tax advice for the Purchaser itself regarding this Agreement and the Exchange.

3.11No Registration, Review or Approval; Restricted Securities.  The Purchaser acknowledges, understands and agrees that the Notes are being sold hereunder pursuant to an offer exemption under Section 4(a)(2) of the Securities Act and/or the safe harbor provided under Regulation D promulgated thereunder.  The Purchaser understands that the Notes constitute “restricted securities” within the meaning of Rule 144 under the Securities Act and may not be sold, pledged or otherwise disposed of unless they are subsequently registered under the Securities Act and applicable state securities laws or unless an exemption from registration thereunder is available.

3.12Jurisdiction.  The Purchaser made its investment decision to purchase the Notes at its offices located at the address set forth on the Purchaser’s signature page hereto.  The

Purchaser’s principal place of business is located in the jurisdiction listed in the address set forth on the Purchaser’s signature page hereto.

3.13Exculpation.  The Purchaser acknowledges that it is not relying upon any Person, other than the Company and its officers and directors, in making its investment or decision to invest in the Company.

3.14No Disqualifying Events.  Neither (a) the Purchaser; nor (b) any of the Purchaser’s directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members, is subject to any of Disqualification Events, except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act and disclosed reasonably in advance of the Closing in writing in reasonable detail to the Company.

Section 4.Covenants of the Company.

4.1Board Representation. On and after the Closing Date, Cove Street Capital shall be entitled to designate two (2) qualified individuals (each a “Designated Nominee”) to serve on the Board.  Each Designated Nominee shall, as a condition of his/her appointment to the Board, execute and deliver a letter agreement in form and substance satisfactory to Cove Street Capital, agreeing to immediately resign from the Board upon request of the Cove Street Capital; provided that a Designated Nominee’s refusal to resign when so requested shall constitute “cause” for removal from the Board and the Board and the Company shall use their best efforts to support Cove Street Capital’s exercise of its board designation rights.  The Cove Street Capital also shall be entitled to designate one (1) qualified Designated Nominee to serve on each committee of the Board.  The parties agree that Robert Longnecker shall be an initial Designated Nominee.   Cove Street Capital intends to designate a second Designated Nominee within 30 days after the date of this Agreement, subject to extension by Cove Street Capital.  The Company shall use its best efforts to ensure that the Company’s director’s and officer’s insurance covers the Designated Nominees as directors and shall propose a director’s compensation program that, in each case, is commensurate with market standards.  At any time that less than two (2) Designated Nominees are seated on the Board, the Company and the Board shall maintain a vacancy or vacancies on the Board for such Designated Nominee(s) and shall use their best efforts and take such actions during the Representation Period (as defined below) as may be necessary to ensure that the Designated Nominees are duly seated at all times.  If the size of the Board is expanded, for any reason, the Cove Street Capital shall have the right to designate additional Board nominees in order to maintain its proportionate representation as of the Closing Date.   The rights under this paragraph shall continue for as long as the Cove Street Capital and its affiliates collectively beneficially own at least 5% of the Company’s outstanding common stock (the “Representation Period”).  Each of the Purchasers other than Cove Street Capital acknowledges and agrees that the terms and conditions of this Section 4.1 inure solely to the benefit of Cove Street Capital and no other Purchaser shall have or be entitled to exercise any of the rights granted to Cove Street Capital under this Section 4.1.  Only Cove Street Capital, acting in its sole and absolute discretion, shall have the power hereunder to designate a Designated Nominee.  Each other Purchaser hereby further acknowledges and agrees that only Cove Street Capital and Company shall have the power to, and only the concurrence of Cover Street Capital and the Company shall be required to, enter into an effective waiver, amendment or modification of this Section 4.1.  In furtherance of the foregoing, each Purchaser other than Cove Street Capital hereby waives any right that it may otherwise have in equity, at law or by contract to consent to a waiver, amendment or modification under this Section 4.1.

4.2Warrants.  Concurrent with the Closing, the Company shall issue and deliver to each of the Purchasers named on Schedule II a warrant or warrants in substantially the form attached here to as EXHIBIT B (the “Warrant”) exercisable for the number of shares of the Company’s Common Stock set forth opposite such Purchaser’s name on Schedule II with an exercise price per share as set forth on Schedule II hereto.  Each Warrant shall be issued to such parties and in such amounts as are designated by the Purchaser consistently with Schedule II prior to the Closing Date.

Section 5.Conditions Precedent to Obligations of the Company.  The obligation of the Company to consummate the transactions contemplated by this Agreement is subject to the satisfaction of each of the following conditions; provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Purchaser with prior written notice thereof:

5.1Delivery of Exchange Consideration.  The Purchaser shall have delivered to the Company the Exchange Consideration;

5.2No Prohibition.  No order of any court, arbitrator or governmental or regulatory authority shall be in effect which purports to enjoin or restrain any of the transactions contemplated by this Agreement;

5.3Representations.  The representations and warranties of the Purchaser contained in Section 3 shall be true and correct in all material respects (other than representations and warranties which are already qualified as to materiality, which shall be true and correct in all respects) as of the date when made and as of the Closing Date, as though made on and as of such date, except for such representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date; and

Section 6.Conditions Precedent to Obligations of the Purchaser.  The obligation of the Purchaser to consummate the transactions contemplated by this Agreement is subject to the satisfaction of each of the following conditions; provided that these conditions are for the Purchaser’s sole benefit and may be waived by the Purchaser, on behalf of itself, at any time in its sole discretion by providing the Company with prior written notice thereof:

6.1Delivery.  The Company shall have delivered or caused to be delivered to the Purchaser the items set forth in Section 1.3(a);

6.2No Prohibition.  No order of any court, arbitrator, or governmental or regulatory authority shall be in effect which purports to enjoin or restrain any of the transactions contemplated by this Agreement;

6.3Representations.  The representations and warranties of the Company contained in Section 2 shall be true and correct in all material respects (other than representations and warranties which are already qualified as to materiality, which shall be true and correct in all respects) as of the date when made and as of the Closing Date, as though made on and as of such date, except for such representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date; and

6.4Credit Facilities.

6.4.1The Senior Credit Facility shall be, or concurrently will be, in form and substance acceptable to Purchaser in its sole discretion, in full force and effect and the term loans to be made thereunder shall have been or concurrently will be advanced to the Company and used to repay the Existing Facility and a complete set of documentation evidencing the Senior Credit Facility shall have been or concurrently will be delivered to Purchaser.

6.4.2The entire outstanding balance due, save and except for the Participations issued thereunder, under the Existing Facility shall have been or currently will be  paid in full and in cash and all liens and security interests securing the Existing Facility shall have been, or concurrently will be, terminated, and Cerberus shall have, or concurrently will, deliver a customary “payoff letter” acknowledging termination of the documentation for the Existing Facility and payment in full of all obligations under the Existing Facility, and operatively terminating all liens and security interests securing the Existing Facility.

Section 7.[Reserved]

Section 8.Furnishing of Information.  As long as the Purchaser owns any Notes, the Company covenants to use its best efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date of this Agreement pursuant to the Exchange Act.

Section 9.Indemnification.  In addition to any other indemnity provided in the Exchange Documents, the Company will indemnify and hold the Purchaser and its directors, officers, stockholders, partners, employees, advisers, affiliates and agents (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation (collectively, “Losses”) that any such Purchaser Party may suffer or incur as a result of or relating to (a) any misrepresentation, breach or inaccuracy of any representation, warranty, covenant or agreement made by the Company in any Exchange Document, and (b) any action instituted against a Purchaser Party in any capacity, or any of them or their respective affiliates, by any individual who is not an affiliate of such Purchaser Party, with respect to any of the transactions contemplated by this Agreement.  In addition to the indemnity contained herein, the Company will reimburse each Purchaser Party for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred.

Section 10.Governing Law; Jurisdiction; Waiver of Jury Trial.  This Agreement shall be construed under the laws of the State of Delaware, without regard to principles of conflicts of law or choice of law that would permit or require the application of the laws of another jurisdiction.  The Company and the Purchaser hereby agree that all actions or proceedings arising directly or indirectly from or in connection with this Agreement shall be litigated only in the Superior Court of the State of California or the United States District Court for the Southern District of California located in Los Angeles County, California.  The Company and the Purchaser consent to the exclusive jurisdiction and venue of the foregoing courts and consents that any process or notice of motion or other application to either of said courts or a judge thereof may be served inside or outside the State of California or the Southern District of California by generally recognized overnight courier or certified or registered mail, return receipt requested, directed to such party at its or his address set forth below (and service so made shall be deemed “personal service”) or by personal service or in such other manner as may be permissible under the rules of said courts.  THE COMPANY AND THE PURCHASER HEREBY WAIVES ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS AGREEMENT.

Section 11.Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a .pdf or other form of electronic signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a .pdf or other form of electronic signature.

Section 12.Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

Section 13.Fees and Expenses.  The Company shall promptly pay or reimburse the Purchaser upon request for the fees and expenses of legal counsel incurred by the Purchaser in connection with the transactions contemplated by this Agreement.

Section 14.Severability.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

Section 15.Entire Agreement; Amendments.  This Agreement supersedes all other prior oral or written agreements between the Purchaser, the Company, their Affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the Notes and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters.  No provision of this Agreement may be amended, waived or modified other than by an instrument in writing signed by the Company and the Purchaser.  Any such amendment, waiver or modification effected in accordance with this Section 15 shall be binding upon the Purchaser and each transferee of the Notes, each future holder of all such securities and the Company.

Section 16.Notices.  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (a) upon receipt, when delivered personally; (b) upon receipt, when sent by e-mail (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (c) one calendar day (excluding Saturdays, Sundays, and national banking holidays in the United States) after deposit with an overnight courier service, in each case properly addressed to the party to receive the same.

The addresses and e-mail addresses for such communications shall be:

If to the Company:

Cherokee Inc.

5990 Sepulveda Boulevard, Suite 600

Sherman Oaks, CA 91411

E-mail:  henrys@cherokeeglobalbrands.com

Attn:  Henry Stupp

With a copy (which shall not constitute notice) to:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

3580 Carmel Mountain Road, Suite 300

San Diego, CA 92130

E-mail:  smstanton@mintz.com

Attn:  Scott Stanton, Esq.

If to a Purchaser:  To the address set forth on the Purchaser’s signature page hereto;

or to such other address and/or e-mail address and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change.

Section 17.Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Notes.

Section 18.No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

Section 19.Survival of Representations.  The representations, warranties and covenants of the Company and the Purchaser contained in this Agreement shall survive the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Purchaser or the Company.  The Company shall indemnify and hold harmless the Purchaser for any and all losses suffered by the Purchaser as a result of, in connection with, or relating to, any breach by the Company of any representation, warranty and/or covenant of the Company in this Agreement or in any certificate, document or other writing delivered by the Company to the Purchaser pursuant to this Agreement.

Section 20.Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Exchange Agreement as of the date first written above.

COMPANY:

CHEROKEE INC.

By:	/s/	Henry Stupp
Name:		Henry Stupp
Title:		Chief Executive Officer

IN WITNESS WHEREOF, the parties have executed this Exchange Agreement as of the date first written above.

Cove Street Capital, LLC

By:	/s/	Eugene Robin
Name:		Eugene Robin
Title:		Principal

Cove Street Capital Small Cap Value Fund, a series of Managed Portfolio Series, a Delaware statutory trust

By:	Cove Street Capital, LLC
Its Investment Advisor

By:	/s/ Eugene Robin
	Name:	Eugene Robin
	Title:	Principal

IN WITNESS WHEREOF, the parties have executed this Exchange Agreement as of the date first written above.

Square Deal Growth, LLC

an Oklahoma limited liability company

By:	Cove Street Capital, LLC
Its Investment Advisor

By:	/s/ Eugene Robin
	Name:	Eugene Robin
	Title:	Principal

IN WITNESS WHEREOF, the parties have executed this Exchange Agreement as of the date first written above.

Ravich Revocable Trust of 1989, a trust established by Jess M. Ravich

By:	/s/	Jess M. Ravich
Name:		Jess M. Ravich
Title:		Trustee

Address:	149 S. Barrington Ave, #828
Los Angeles, CA 90049

IN WITNESS WHEREOF, the parties have executed this Exchange Agreement as of the date first written above.

HENRY I STUPP

By:	/s/	Henry Stupp
Name:
Title: